As filed with the Securities and Exchange Commission on November 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VYLOR INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2930124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7100 NW 62nd Avenue

Johnston, Iowa 50131

(515) 535-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kurt Van Thomme

Chief Legal Officer and Corporate Secretary

Vylor Inc.

7100 NW 62nd Avenue

Johnston, Iowa 50131

(515) 535-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dawn Holicky Pruitt

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center 90 S. 7th Street

Minneapolis, Minnesota 55402

Telephone: (612) 766-7000

Facsimile: (612) 766-1600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Vylor Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts; and

•	any combination of the foregoing securities.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 5 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “VYLR.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering. For more details on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement, of which this prospectus forms a part. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement, and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.” A free writing prospectus will not constitute a part of this prospectus.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to Vylor Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference, or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Registration Statement on Form 10 filed on September 21, 2026 (the “Form 10”);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, filed with the SEC on November 12, 2026;

•

our Current Reports on Form 8-K, filed with the SEC on September  25, 2026, September  25, 2026, September 30, 2026, October  1, 2026, October 1, 2026, October  1, 2026, October 5, 2026, October  7, 2026, October 7, 2026, October  13, 2026 and November 12, 2026; and

•

the description of our common stock, which is contained in Exhibit 99.1 of the Form 10, under the heading “Description of Our Capital Stock,” including any amendments or reports filed for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Vylor Inc.

7100 NW 62nd Avenue

Johnston, Iowa 50131

Attention: Investor Relations

(844) 895-6747

We have not authorized anyone to provide you with any information other than information incorporated by reference or set forth in this prospectus, the applicable prospectus supplement, or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference herein or therein contain or may contain certain estimates and forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words such as “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the Company’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; sustainability targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, and the anticipated benefits and impacts from the separation of us from Corteva, Inc. (“Corteva”), are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events, which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond the Company’s control. While the lists of risk factors presented in this prospectus, any accompanying prospectus supplement, and any documents incorporated herein or therein by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement, and our reports and other documents filed with the SEC, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties, and similar risks, any of which could have a material adverse effect on our business, results of operations, and financial condition.

Additionally, there may be other risks and uncertainties that the Company is unable to identify at this time or that it does not expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of the Company’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. When considering forward-looking statements, you should keep in mind the risks, uncertainties, and other cautionary statements made in this prospectus, any accompanying prospectus supplement, and any documents incorporated herein or therein by reference. We disclaim and do not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law.

THE COMPANY

We were formed on November 13, 2025 as a wholly-owned subsidiary of Corteva to serve as a holding company for the seed business of Corteva. On October 1, 2026, Corteva effected a pro rata distribution of all of the then outstanding shares of our common stock to holders of common stock of Corteva as of the close of business on September 24, 2026 (the “Distribution”). As a result of the Distribution, we became an independent, publicly traded company. Our common stock commenced regular-way trading on the NYSE under the symbol “VYLR” on October 1, 2026.

We are recognized by farmers as a leader in the seed technology markets globally with a century-long legacy of customer loyalty, technological leadership, and financial strength originating with our iconic, flagship Pioneer® brand, the number one corn and soybean brand by market share in the United States. Through branded sales and licensing arrangements, our business develops and supplies high-quality, best-in-class germplasm combined with advanced traits to produce higher yields for farmers around the world. Our seed technology solutions fuel farmer productivity in more than 70 countries and generated annual net sales of $9.9 billion for the year ended December 31, 2025. Our strategy is built upon providing farmers with the right mix of seed technology solutions to maximize their yields and to improve their profitability, while strengthening customer relationships and supporting an abundant food and fuel supply for a growing global population and the next generation demand for biofuels.

We are a global leader in developing and supplying advanced germplasm and traits that produce optimum yield for farms around the world and strive to hold the number one or number two brand position in every seed category where we operate. We are a revenue share leader in many of our key seed markets, including North America corn and soybeans, Europe corn and sunflower, as well as Brazil, India, South Africa and Argentina corn. We offer trait technologies that improve resistance to weather, disease, insects and weeds, and trait technologies that enhance food and nutritional characteristics. We also provide digital solutions in conjunction with our seed products that assist farmer decision-making with a view to optimize product selection and, ultimately, maximize yield and profitability potential for farmers.

We aspire to create shareholder value as an industry leader in advanced genetics that discovers and develops groundbreaking solutions for farmers around the world by developing products that continue to provide genetic gain and grow our seed and trait licensing income. Another expected value driver is our disciplined capital and resource allocation processes, including a performance-based culture, with a strong focus on capital discipline, including through stable dividends and share repurchases, selectively assessing merger or acquisition opportunities and continuing to advance our science-based innovation. We anticipate that our innovation investments, including those through our growth platforms in licensing, gene editing, biofuels, and hybrid wheat, will drive our continued growth through the next decade.

Our innovation is focused on delivering a wide range of improved products and services to our customers. New products are crucial to solving farmers’ productivity challenges amid a growing global population while addressing natural resistance, regulatory changes, and competitive dynamics. Our investment in technology-based and solution-based product offerings allow us to meet farmers’ evolving needs while generating sufficient returns that reflect the value of our technology. Meanwhile, through our unique, advantaged routes to market, we continue to work face-to-face with farmers around the world to deeply understand their needs and inform our next generation of innovations.

Our principal office is located at 7100 NW 62nd Avenue, Johnston, Iowa 50131, and our telephone number is (515) 535-3200. We maintain a website at www.vylor.com. The information on or accessible through our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Additional information concerning us and our subsidiaries is included in the documents filed with the SEC and incorporated herein by reference. See the discussion under “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in Exhibit 99.1 of the Form 10 and our most recent Quarterly Report on Form 10-Q (together with any material changes thereto contained in subsequently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition, or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered. As used in the following summary descriptions of the various securities that may be offered and sold from time to time, the terms “Vylor,” the “Company,” “we,” “our” and “us” refer to Vylor Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation and our amended and restated bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our amended and restated certificate of incorporation and amended and restated bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 1,666,666,667 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. The number of authorized shares of any class may be increased or decreased by an amendment to our amended and restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

As of November 5, 2026, 667,303,030 shares of our common stock, $0.01 par value, were outstanding.

Voting Rights

Each holder of a share of our common stock is entitled to one vote for each such share held upon all questions presented to our stockholders (other than those reserved to the holders of our preferred stock as may be set forth in the applicable certificate of designation), and our common stock has the exclusive right to vote for the election of directors and for all other purposes. All corporate actions, other than the election of directors and amendment of our amended and restated certificate of incorporation and amended and restated bylaws, are decided by a plurality vote by holders of our common stock.

Quorum

The holders of our common stock entitled to cast a majority of votes at a stockholders’ meeting constitute a quorum at such meeting.

Election of Directors

Directors are generally elected by a majority of the votes cast by holders of our common stock. However, directors are elected by a plurality of the votes cast by holders of our common stock if, as of the record date for such meeting, the number of nominees exceeds the number of directors to be elected. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election.

Dividends and Liquidation Rights

Holders of common stock are entitled to dividends as may be declared by our board of directors whenever full accumulated dividends for all past dividend periods and for the current dividend period have been paid, or declared and set apart for payment, on then-outstanding preferred stock. Upon liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, and after satisfaction of the rights of the holders of our preferred stock, our remaining assets and funds will be divided and paid to holders of our common stock according to their respective shares.

The shares of our common stock will be fully paid and non-assessable upon issuance and payment therefor. Holders of common stock do not have any conversion rights or preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to provide for the issuance of preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, the shares of such series will have such voting powers, full or limited, if any, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issue of such series, adopted by our board of directors. The authority of our board of directors with respect to such series includes, but is not limited to, the determination or fixing of the following:

•	the designation of the series;

•

the number of shares within the series, which number the board of directors may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of capital stock or any other series of any class of capital stock of Vylor, and whether such dividends will be cumulative or non-cumulative;

•

whether the shares of such series will be subject to redemption by Vylor, in whole or in part, at the option of Vylor or of the holders thereof, and, if made subject to such redemption, the times, prices, form of payment, and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•

whether or not the shares of such series will be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other series of any class of capital stock of Vylor or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of shares of such series will be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

•	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, Vylor.

Therefore, depending on the nature of any preferred stock issued, such issuance may diminish the relative voting power of holders of our common stock, or upon its conversion to Vylor common stock, be dilutive to existing common stockholders. We will file a copy of the certificate of designation, which contains the terms of each new series of preferred stock, with the Secretary of the State of Delaware and the SEC each time we issue a new series of preferred stock. Each such certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences, and rights of the shares of each series, as well as any applicable qualifications, limitations, or restrictions. The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution, or winding up of us will be subordinate to the rights of our general creditors.

Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock. There are no current agreements or understandings regarding the issuance of preferred stock, and our board of directors has no present intention to issue any shares of preferred stock.

Any shares of our preferred stock will be fully paid and non-assessable upon issuance and payment therefor. Unless otherwise stated in the certificate of designation, holders of preferred stock do not have any conversion rights or preemptive rights to subscribe for any additional shares of preferred stock or other obligations convertible into or exercisable for shares of preferred stock that we may issue in the future. Unless otherwise stated in the certificate of designation, there are no redemption or sinking fund provisions applicable to our preferred stock.

Anti-Takeover Considerations

The provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws contain provisions that could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection for our board of directors’ ability to negotiate with the proponent of an unfriendly or unsolicited takeover or acquisition proposal outweigh the disadvantages of discouraging such proposals, because, among other things, negotiation of these proposals could result in improved terms.

Stockholder Action by Written Consent

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent and, as such, stockholder action must take place at the annual meeting or a special meeting of our stockholders.

Undesignated Preferred Stock

The authority that our board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of Vylor through a merger, tender offer, proxy contest, or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Structure of Board

Our board of directors is elected annually. Our amended and restated bylaws provide that each director holds office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified. Our board, in accordance with our amended and restated bylaws, consists of between 6 and 16 directors, with the number of directors to be determined only by resolution adopted by a majority of the entire board. Furthermore, subject to the provisions of our amended and restated certificate of incorporation and the rights of the holders of any class or series of preferred stock to elect directors, any vacancies on the board caused by death, removal or resignation of any director or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. This provision could prevent a stockholder from obtaining majority representation on our board of directors by allowing our board of directors to enlarge and fill the new directorships with our board of directors’ own nominees.

Removal of Directors

In accordance with the DGCL and subject to the rights of the holders of any class or series of preferred stock, the entire board of directors or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting as a single class.

Advance Notice of Proposals and Nominations

Our amended and restated bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice is required to be delivered to the Secretary of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date we first distributed our proxy materials for the preceding year’s annual meeting. Our amended and restated bylaws also specify the form and content of a stockholder’s notice. For purposes of the first annual meeting, the first anniversary of the date we first distributed our proxy materials for the preceding year’s annual meeting shall be deemed to be March 19, 2027.

These advance-notice provisions may have the effect of precluding a contest for the election of our directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

Limits on Special Meetings

Our amended and restated bylaws provide that special meetings of our stockholders may be called by order of our board of directors or by written request of stockholders holding together at least 25% of the voting power of all shares of our capital stock then entitled to vote on the matter or matters to be brought before the proposed special meeting. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Amendment of the Bylaws

Our board of directors is authorized to amend, alter, change, adopt and repeal our bylaws at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the total number of directors present at such meeting, or by unanimous written consent. Our stockholders also have the power to amend, alter, change, adopt and repeal our bylaws at any annual or special meeting by the affirmative vote of the holders of a majority of the voting power of all of the shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class.

Takeover Statutes

We are subject to Section 203 of the DGCL, an anti-takeover statute. Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder.

The provisions of Section 203 of the DGCL may encourage persons interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in any such person becoming an interested stockholder. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that our stockholders may otherwise deem in their best interests.

Limitations on Liability, Indemnification and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duty as directors or officers, to the full extent permitted by the DGCL, and our amended and restated certificate of incorporation includes such an exculpation provision. Under the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, each of our directors, officers, and employees shall be indemnified by us as of right to the full extent permitted by the DGCL.

As permitted by Delaware law, our amended and restated certificate of incorporation authorizes us to purchase and maintain insurance to protect any current or former director, officer, employee, or agent against claims and liabilities that such persons may incur in such capacities.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit Vylor and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers, employees, or agents for which indemnification is sought.

Exclusive Forum

Our amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Company director, officer or other employee to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated bylaws also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or any rules or regulations promulgated thereunder. Our amended and restated bylaws provide that the exclusive forum provision does not preclude or contract the scope of exclusive federal jurisdiction for actions brought under the Exchange Act or any rules or regulations promulgated thereunder. Our amended and restated bylaws also provide that we are entitled to equitable relief, including injunctive relief and specific performance, to enforce such provisions regarding forum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Exchange Listing

Our common stock is listed on the NYSE under the symbol “VYLR.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities, and which may be convertible into another security. The debt securities will be unsecured, unless otherwise stated in the applicable prospectus supplement, and will be our sole obligation. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the senior debt securities will be issued in one or more series under the senior indenture, dated as of August 31, 2026, between us and U.S. Bank Trust Company, National Association, as trustee, and the subordinated debt securities will be issued in one or more series under a subordinated indenture to be entered into between us and a trustee to be named. The senior indenture is incorporated by reference as an exhibit to, and the form of subordinated indenture is filed as an exhibit to, the registration statement of which this prospectus forms a part, which you should review for additional information. The terms of the debt securities will include those set forth in the applicable indenture, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement, and the provisions of the applicable indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under either indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of such debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	any limitations on recourse to subsidiaries of the issuer;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable, and whether interest will be payable in cash, additional securities, or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented, and where notices or demands upon the issuer may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	the issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the applicable indenture with respect to such series of debt securities).

General

We may sell debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

The accompanying prospectus supplement will describe any other special considerations for any debt securities that we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to the series of debt securities will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless otherwise provided in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indentures and the related debt securities shall be construed in accordance with, and governed by, the laws of the State of New York.

The indentures provide that we, the applicable trustee and the holders of the applicable debt securities (by their acceptance of such debt securities) waive, to the fullest extent permitted by applicable law, any right to trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with the applicable indenture.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters for resale to purchasers;

•	directly to purchasers;

•	to or through agents or dealers to purchasers;

•	through a combination of any of these methods; or

•	through any other means as described in the applicable prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, and the purchase price and the proceeds we will receive from such sale will be described in an accompanying prospectus supplement.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Faegre Drinker Biddle & Reath LLP will issue an opinion regarding the authorization and validity of the securities and certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements of Corteva, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, and the financial statements of the Seed Business of Corteva, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this prospectus by reference to Vylor Inc.’s Form 10 filed September 21, 2026 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$		*
Accounting Fees and Expenses	$		**
Legal Fees and Expenses	$		**
Printing Fees	$		**
Transfer Agents and Trustees’ Fees and Expenses	$		**
Rating Agency Fees	$		**
Stock Exchange Listing Fees	$		**
Miscellaneous	$		**

Total		$—

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not, as of the date of this prospectus, determinable.

Item 15.	Indemnification of Directors and Officers.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

Our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the DGCL. In addition, we maintain liability insurance for our directors and officers.

Item 16.	List of Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3.

Exhibit No	Description

1.1*	Form of Underwriting Agreement.

2.1	Separation and Distribution Agreement, dated September 29, 2026, by and among Corteva, Inc., Vylor Inc. and, solely for the purposes set forth therein, EIDP, Inc. (incorporated by reference to Exhibit No. 2.1 to Vylor Inc.’s Current Report on Form 8-K (Commission file number 001-43376), filed on October 5, 2026).

3.1	Amended and Restated Certificate of Incorporation of Vylor Inc. (incorporated by reference to Exhibit No. 3.1 to Vylor Inc.’s Current Report on Form 8-K (Commission file number 001-43376), filed on October 5, 2026).

3.2	Amended and Restated Bylaws of Vylor Inc. (incorporated by reference to Exhibit No. 3.2 to Vylor Inc.’s Current Report on Form 8-K (Commission file number 001-43376), filed on October 5, 2026).

3.3*	Form of Certificate of Designation with respect to any preferred stock issued hereunder.

4.1*	Form of Depositary Agreement (including form of Depositary Receipt).

4.2	Senior Indenture dated as of August 31, 2026, between Vylor Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit No. 4.1 to Vylor Inc.’s Current Report on Form 8-K (Commission file number 001-43376), filed on October 7, 2026).

4.3	First Supplemental Indenture, dated as of August 31, 2026, between Vylor Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.4	Second Supplemental Indenture, dated as of October 1, 2026, between Vylor Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit No. 4.2 to Vylor Inc.’s Current Report on Form 8-K (Commission file number 001-43376), filed on October 7, 2026).

4.5	Form of Subordinated Indenture, between Vylor Inc. and a trustee to be named later.

4.6	Form of Debt Securities, with respect to Exhibit No. 4.2 (included in Exhibit No. 4.2).

4.7	Form of Debt Securities, with respect to Exhibit No. 4.5 (included in Exhibit No. 4.5).

4.8*	Form of Warrant Agreement (including form of Warrant Certificate).

4.9*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.10*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).

4.11*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

10.1	Registration Rights Agreement, dated as of August 31, 2026, among Vylor Inc. and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc.

10.2	Registration Rights Agreement, dated as of October 1, 2026, among Vylor Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as lead dealer managers, and each of the additional dealer managers described therein (incorporated by reference to Exhibit No. 4.6 to Vylor Inc.’s Current Report on Form 8-K (Commission file number 001-43376), filed on October 7, 2026).

23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit No	Description

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit No. 5.1 hereto).

24.1	Power of Attorney (included in signature page).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association, with respect to Exhibit No. 4.2.

25.2*	Statement of Eligibility on Form T-1 of the trustee under the Subordinated Indenture.

107	Filing Fee Table.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Johnston, Iowa, on this 12th day of November 2026.

Vylor Inc.

By:	/s/ David P. Johnson
Name:	David P. Johnson
Title:	Chief Financial Officer

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Charles V. Magro, David P. Johnson and Kurt Van Thomme as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Charles V. Magro Charles V. Magro	Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2026

/s/ David P. Johnson David P. Johnson	Chief Financial Officer (Principal Financial Officer)	November 12, 2026

/s/ Colleen P. Hopper Colleen P. Hopper	Vice President, Corporate Finance & Principal Accounting Officer (Principal Accounting Officer)	November 12, 2026

* Karen H. Grimes	Non-Executive Chairman of the Board of Directors and Director	November 12, 2026

* Victor J. Aguilar	Director	November 12, 2026

* Rajesh Kalathur	Director	November 12, 2026

* Johannes J. Oosthuizen	Director	November 12, 2026

Signature	Title	Date

* Marcos M. Lutz	Director	November 12, 2026

* Kerry J. Preete	Director	November 12, 2026

*	Pursuant to Power of Attorney

/s/ David P. Johnson
Attorney-in-fact